SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2011


                             MEIGUO VENTURES I, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     333-165726                26-3551294
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)

           5155 Spectrum Way, Unit #5, Mississauga, ON, Canada L4W 5A1
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (647) 426-1640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM. 5.01 CHANGE OF CONTROL OF REGISTRANT.

     On March 25, 2011, Teresita Rubio, our President, acquired 1,000,000 shares of Common Stock from David W. Keaveney, our former President, for aggregate consideration of $50.00, effective March 23, 2011. As a result of this transaction, Ms. Rubio is the beneficial owner of 25.77% of our issued and outstanding Common Stock.

     A previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011. David W. Keaveney resigned as the President and Director of the Company on January 31, 2011. On January 31, 2011, the Board of Directors appointed Teresita Rubio to the position of Chief Executive Officer, Vice President and Director of the Company. There is currently no compensatory plan or employment agreement in place for Ms. Rubio. Ms. Rubio's business experience and background are set forth in the biographical information set forth below.

     We are not aware of any arrangements that may result in a change in control of the Company.

TERESITA RUBIO, CHIEF EXECUTIVE OFFICER

     Since 2009, Teresita Rubio has been a consultant to various companies in need of accounting processes and business management in various operations sectors. From 2005 to 2009, Ms. Rubio served as the Chief Executive Officer of a construction company where her previous experience in management, accounting, technical expertise and ability to speak Spanish, Italian, Portuguese and English helped the company with its foreign clients. From 1980 to 2000, Ms. Rubio worked for the Ministry of Education. From 1974 to 1980, Ms. Rubio worked as an accountant for a technology and consulting firm. Ms. Rubio is an accountant who was educated in her home country of Argentina. She currently resides in Toronto, ON, Canada.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 28, 2011
                                            MEIGUO VENTURES I, INC.


                                            By: /s/ Teresita Rubio
                                               ------------------------------
                                               Teresita Rubio
                                               President

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